                          Fleetwood Credit Receivables Corp.
                         FLEETWOOD CREDIT 1996-B GRANTOR TRUST
                               Servicer's Certificate

                          For the Month of October, 1996


Principal and Interest Collections

   Beginning Pool Balance                               (1) $201,817,703.45

   Beginning Pool Factor [(1)/$ 205,480,433.58]         (2)       0.9821748

   Principal Collected                                   (3)    3,984,699.40

   Interest Collected                                    (4)        1,616,506.41

      Less:  Accrued Interest Prior to Cut Off Date     (5)      944,480.41

      Less:  Additional Purchased Accrued Interest      (5a)            0.00

      Plus:  Purchased Accrued Interest-
             End of Collection Period                 (6)      946,479.91

      Net decrease/(increase) in Purchased
      Accrued Interest [(5)+(5a)-(6)]                 (7)      (1,999.50)

         Plus: "Non-Reimbursable Interest Payment"      (8)       13,678.27

            Total Interest Received
            [(4)-(5)-(5a)+(6)=(8)]                     (9)    1,632,184.18

   Additional Deposits
       (i)   Repurchase Amounts                       (10)            0.00
      (ii)   Liquidation Proceeds                     (11)            0.00
     (iii)   Yield Supplement Deposit Amount           (12)            0.00

   Total Additional Deposits  [(10)+(11)+(12)]           (13)            0.00

   Total Available Funds [(3)+(9)+(13)]              (14)    5,616,883.58

   Defaulted Receivable Principal Balance [(A1)]       (15)            0.00

   Ending Pool Balance [(1)-(3)-(15)                   (16) $197,833,004.05

   Ending Pool Factor [(16)/$ 205,480,433.58]          (17)       0.9627827

                       Fleetwood Credit Receivables Corp.
                      FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                            Servicer's Certificate
                       For the Month of October, 1996



Distributions:                              Class A         Class B            Total
Class Percentage                                 96.5%                  3.5%             100%
Pool Factor (Ending Pool Balance)           0.9821748             0.9821748        0.9821748
Class Coupon                                     6.90%             7.10%

October Beginning Pool Balance [(1)]  $194,754,083.83         $7,063,619.62   $201,817,703.45

October Ending Pool Balance [(16)]    $190,908,848.91         $6,924,155.14   $197,833,004.05

Collected Principal [(3)]               $3,845,234.92           $139,464.48     $3,984,699.40

Collected Interest [(9)]                $1,575,057.73            $57,126.45     $1,632,184.18

Other Collected Interest  [(9a)]                $0.00                 $0.00             $0.00

Additional Deposits [(10)+(11)]                 $0.00                 $0.00             $0.00

Servicing Fee [(1.0%/12)x(1)]            ($162,295.07)           ($5,886.35)     ($168,181.42)

Total Available Funds                   $5,257,997.58           $190,704.58     $5,448,702.16


Payments to Certficateholders:

Principal Distributable Amount [(1)-(16 $3,845,234.92           $139,464.48     $3,984,699.40

Interest Distributable Amount           $1,119,835.98            $41,793.08     $1,161,629.06
    [(1)x(coupon/12)]

Total Payments to Certificateholder     $4,674,694.14           $170,747.12     $4,845,441.26

Reserve Fund payment                            $0.00                 $0.00             $0.00

Amount due Class B but paid to
Class A (subordination)                         $0.00

Class A Interest Carryover Shortfall            $0.00

Class A Principal Carryover Shortfall           $0.00

Class B Interest Carryover Shortfall                               $0.00

Class B Principal Carryover Shortfall                                $0.00

Amounts Remaining in the Certificate
Account to be paid to the Seller          $292,926.68              $9,447.02      $302,373.70

Memo:
Principal Difference                           ($0.00)                ($0.00)          ($0.00)
Interest Difference                       $292,926.68              $9,447.02      $302,373.70
Total                                          $292,926.68           $9,447.02      $302,373.70

                     Fleetwood Credit Receivables Corp.
                    FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                           Servicer's Certificate
                       For the Month of October, 1996


Determination of the Servicer Letter of Credit Amount

Number of Contracts - End of Month                   (45)                  N/A

Original number of contracts                         (46)                  N/A

Percent of Original Contracts remaining
          [((45)/(46))x100]                          (47)                  N/A

Original Servicer Letter of Credit Amount            (48)           $      N/A

Revised Servicer Letter of Credit Amount
   [Lessor of [(48)x(47) or the Beginning
   Pool Balance (1)]                                 (49)          $       N/A

Prior Month Servicer Letter of Credit Amount
  [Previous Month (49)]                              (50)          $       N/A

Servicer Letter of Credit Fee                        (51)          $       N/A

Yield Supplement Amount

Receivables with coupon rates below 7.90%
Principal Outstanding                                (52)          $       N/A

Number of receivables                                (53)                  N/A

Interest on the Receivables at their APR             (54)          $       N/A

Interest due on the Receivables at the
  Pass-Through Rate                                  (55)          $       N/A

Yield Supplement Amount [(54)-(55)]                  (56)          $       N/A

Defaulted Receivables

Amount of principal and accrued interest due from
Obligors on Defaulted Receivables
Principal                                       (A1)  $     0.00
Interest                                        (A2)        0.00
Expense                                         (A3)        0.00

Total                                              (A)$     0.00

Less:   Liquidation Proceeds                       (B)$     0.00

Realized Loss  [(A1)+(A2)-(B)]                     (C)$     0.00

Cumulative Losses  (Including Expenses)            (D)$     0.00

Cumulative Loss Percentage  [(D)/$205,480,433.58]           0.00%
(Less than 1.5% ?)

                     Fleetwood Credit Receivables Corp.
                   FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                         Servicer's Certificate
                     For the Month of October, 1996




Beginning Reserve Fund Balance                           (57)$    3,354,649.57

 Plus:  Excess Amounts from Seller                      (57a)       302,373.70
 Plus:  Investment Earnings                             (57b)        16,506.74
 Less:  Reserve Fund Payments                            (58)             0.00
         Subtotal Reserve Fund                               $    3,673,530.01
 Plus:  Beginning Negative Carry Balance                (58a)             0.00
 Plus:   Negative Carry Investment Earnings             (58b)             0.00
 Less:  Payment from Negative Carry                     (58c)             0.00

 Ending Negative Carry Balance                          (58d)             0.00

Reserve Fund Prior to Payments to Seller                 (59)$    3,673,530.01

Required Reserve Fund Balance:
 (Lesser of 1 or 2)

(1) Greater of:  $4,109,609 or 2.00% of the Ending Pool Balance
    (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
    Percentage exceeds 1.5%), or (2);

(2) (18% - Subordination Fraction) x the Ending Pool Balance                NA

Required Amount                                         (60)$     4,109,609.00

Amount of Excess Reserve released  [(59)-(60)]          (61)$             0.00
 (No Release to be made during Pre-funding period)


Ending Reserve Fund Balance to be invested              (62)$     3,673,530.01
     (including Negative Carry Balance)


Reserve Fund Balance as a Percent
        of the Ending Pool Balance                      (63)             1.86%

Interest Income on Reserve Fund for October, 1996
      from The Chase Manhattan Bank                     (64)$        16,506.74

Interest Income on Negative Carry Balance for           (65)$             0.00
      October, 1996 from The Chase Manhattan Bank


                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                             Servicer's Certificate
                         For the Month of October, 1996



Reconciliation of Net Payment to the Trustee

Available Funds                                             $     5,616,883.58
 Servicing Fees                                             $     (168,181.42)
Total Available Funds                                       $     5,448,702.16

Total payments to Class A                                   $     4,965,070.90
Total payments to Class B                                   $       181,257.56

Reserve Fund:
  Excess from Seller [(57a)]                                $       302,373.70
  Reserve Fund Payments [(58)]                              $             0.00
Gross payment to the Trustee                                $     5,448,702.16

Amounts Held by Trustee:
  Less: Amount released from Reserve Fund in excess of
        $4,109,609 (Net of Reserve Fund payment) [(61)]     $             0.00

  Less: Balance of Prefunded Account payable
        to Certificateholders                                              N/A

  Less: Amount paid from Negative Carry
        Balance [(58c)]                                                    N/A
  Less: Amount paid from Pre-Funded
        Amount Earnings [(72)]                                             N/A
  Total Other Collected Interest (9a)                                      N/A

Total Amount Held by Trustee                                $             0.00

Net payment to the Trustee                                  $     5,448,702.16


Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                             (70)               N/A
        [Prior Month (74)]

  Less: Amount applied to the purchase of
        Subsequent Receivables                          (71)               N/A
  Plus: Earnings on Pre-Funded Amount                   (72)               N/A
  Less: Payment of Earnings                             (73)               N/A

Ending Pre-Funding Amount                               (74)               N/A

Account Activity
       Number of Accounts - Beginning of Month                           8,475

         Less:  Account Paid Off / Repurchased                             109

         Plus:  Accounts in Collateral Addition                              0

       Number of Accounts - End of Month                                 8,366

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                         1

      Aggregate Principal Balance Outstanding               $        61,874.21

                      Fleetwood Credit Receivables Corp.
                    FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                           Servicer's Certificate
                       For the Month of October, 1996




Delinquent Accounts
    Period of Delinquency          Units         Amount    Percent of Pool

    30 - 59 days                       5   $  81,878.23              0.04%
    60 - 89 days                       2      49,668.20              0.03%
    90 days or more                    0           0.00              0.00%
         Total                         7   $ 131,546.43              0.07% (A)

    Repossession Inventory             1   $  61,874.21              0.03% (B)

Delinquency Percentage
                                                                  Quarter
                                   AUG      SEPT         OCT       Total (Avg)

    90 days or more  (000)       $ N/A    $  0.0       $  0.0     $  0.0

    Repossession Inventory (000) $ N/A    $  0.0       $ 61.9     $ 20.6

    Total                        $ N/A    $  0.0       $ 61.9     $ 20.6 (A)
    Ending Pool Balance (mils)   $ N/A    $201.8       $197.8     $133.2 (B)

    Delinquency Percentage (A)/(B)                                   0.02%

Realized Loss Analysis
                                                                  Quarter
                                   AUG      SEPT         OCT       Total
Realized Losses/(Recoveries) (X)
 [(A1+(A2)-(B)]  (000)           $ N/A    $  0.0       $  0.0     $  0.0 (Sum)

Beginning Pool Balance (mils)    $ N/A    $205.5       $201.8     $135.8 (Avg)

Realized Loss Percentage
 (Less than 1.5%?)  [((X)/(Y))*4]                                    0.00%

Realized Losses Since Inception (less than $3,082,207 ?)        $    0.00

Change in Realized Losses                                       $    0.00

Proceeds from Insurance and Dealer Repurchases

   Proceeds received during the month from
        physical damage insurance                               $    0.00

   Proceeds received during the month from Dealer
        repurchase obligations relating to Defaulted
        Receivables                                             $    0.00
